Exhibit 10.6

DONNELLEY FINANCIAL, LLC

ADOPTION OF THE

DONNELLEY FINANCIAL UNFUNDED SUPPLEMENTAL PENSION PLAN

BY THE

SOLE MEMBER OF

DONNELLEY FINANCIAL, LLC

WHEREAS, pursuant to the applicable laws of Delaware and the limited liability company operating agreement of Donnelley Financial, LLC, a Delaware limited liability company (the “Company”), the undersigned, being the sole member (the “Member”) of the Company, has the authority and discretion to take action on behalf the Company; and

WHEREAS, the Member, acting as the Company, desires to adopt the Donnelley Financial Unfunded Supplemental Pension Plan (the “Plan”), in the form of the document attached hereto, such Plan document to be generally effective 12:00 a.m., Eastern Time, October 1, 2016.

NOW, THEREFORE, the Member, acting as the Company, hereby adopts the Donnelley Financial Unfunded Supplemental Pension Plan, in the form of the document attached hereto, such Plan document to be effective as of the date specified in the preceding recital.

Executed this 30th day of September, 2016, by the undersigned.

R. R. DONNELLEY & SONS COMPANY

By:	/s/ Anne N. Pease
Name:	Anne N. Pease
Title:	Vice President, Benefits

Being the sole member of Donnelley Financial, LLC

DONNELLEY FINANCIAL

UNFUNDED SUPPLEMENTAL

PENSION PLAN

(effective October 1, 2016)

G:\Legal - Benefits\Donnelley Financial\Benefit Plans\SERP\DFS UnfSupPenPln\16-10-1\Plan\Plan Doc\16-10-1.DFS UnfSupPenPln.docx

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Section 14	TRUST	13

(a)	Funding	13
(b)	Taxation and Gross-ups	13

Section 15	MISCELLANEOUS	13

(a)	Applicable Law	13
(b)	Expenses	13
(c)	Successors and Assigns	14

Section 16	CLAIMS AND APPEALS PROCEDURES	14

(a)	Authority to Submit Claims	14
(b)	Procedure for Filing a Claim	14
(c)	Initial Claim Review	14
(d)	Benefit Determination on Claim	14
(e)	Manner and Content of Notification of Adverse Benefit Determination on a Claim	15
(f)	Authority to Submit an Appeal	15
(g)	Procedure for Filing for a Request for Review of an Adverse Benefit Determination	15
(h)	Review Procedures for Appeals	15
(i)	Timing and Notification of Benefit Determination on Review	16
(j)	Manner and Content of Notification of Adverse Benefit Determination on Appeal	16
(k)	Collectively Bargained Benefits	17
(l)	Limitation on Actions	17
(m)	Failure to Exhaust Administrative Remedies	17

Section 17	DELIVERY AND RECEIPT	17

EXHIBIT A	QUALIFIED PLANS
EXHIBIT B	ADDITIONAL BENEFITS
EXHIBIT C	PREDECESSOR PLANS
EXHIBIT D	POST-2016 RESTATEMENT MERGED PLANS
EXHIBIT E	MEMBERS OF THE PLAN

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DONNELLEY FINANCIAL

UNFUNDED SUPPLEMENTAL

PENSION PLAN

(effective October 1, 2016)

INTRODUCTION

This retirement plan is established on October 1, 2016 as a spin-off from the RR Donnelley Unfunded Supplemental Pension Plan (formerly known as the R.R. Donnelley & Sons Company Unfunded Supplemental Benefit Plan), which included a merger of the Predecessor Plans (each of which was sponsored by an Affiliate) with and into the RR Donnelley Unfunded Supplemental Pension Plan effective January 1, 2009.  The spin-off of benefit obligations is occurring in connection with the distribution by R. R. Donnelley & Sons Company to its shareholders of the shares of common stock of Donnelley Financial Solutions, Inc. and LSC Communications, Inc., both of which are prior to such distribution wholly-owned subsidiaries of R. R. Donnelley & Sons Company.  The Plan primarily provides (i) benefits which, but for the Code Limitations, would have been payable under the Qualified Plans, and (ii) benefits pursuant to (A) the Predecessor Plans, and (B) additional arrangements that provide for the payment of nonqualified deferred compensation generally in the form of an annuity, in each case for the benefit of a select group of management or highly compensated employees or former employees within the meaning of ERISA.  The Plan is intended to comply with the requirements of section 409A of the Code and the Treasury Regulations and other guidance thereunder.  Prior to January 1, 2009, payments under the Plan and the Predecessor Plans were generally “linked” to payments under Qualified Plans.  The rights of Members whose benefits, immediately prior to January 1, 2009, had not commenced, and the rights of such Member’s Spouse or Beneficiary were determined pursuant to the terms of the January 1, 2009 restatement.  From and after the Effective Date, the terms of this October 1, 2016 restatement shall govern the rights of Members and their Spouses and Beneficiaries.

Section 1

DEFINITIONS

As used herein the following words and phrases shall, when capitalized herein, have the following respective meanings:

(1) Actuarial Equivalent has the meaning assigned to such term in the Donnelley Financial Pension Plan, as such definition is appropriately modified to make it applicable to the Plan (e.g., by modifying cross-references and by ignoring provisions addressing terms not applicable to the Plan), as determined in the sole discretion of the Benefits Committee.

(2) Additional Benefit.  An individual’s benefit, if any, described on Exhibit B hereto.

(3) Additional Supplemental Benefit.  The Supplemental Benefit to which a Reemployed Member is entitled that is attributable to services rendered after he or she becomes a Reemployed Member.

(4) Adverse Benefit Determination.  A Benefit Determination that is a denial, reduction, or termination of, or a failure to provide or make payment (in whole or in part) with respect to a Claim, including any such denial, reduction, termination, or failure to provide or make payment that is based on a determination of an individual’s eligibility to participate in this Plan.

(5) Affiliate.  An entity (other than the Company) that is (i) a corporation which is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as the Company, (ii) a trade or business (whether or not incorporated) under common control (within the meaning of section 414(c) of the Code) with the Company, (iii) any organization (whether or not incorporated) which is a member of an affiliated service group (within the meaning of section 414(m) of the Code) which includes the Company, a corporation described in clause (i) of this paragraph or a trade or business described in clause (ii) of this paragraph, or (iv) any other entity which is required to be aggregated with the Company pursuant to Regulations promulgated under section 414(o) of the Code.  With respect to periods of time prior to the Effective Date, the term “Affiliate” refers to entities that were Affiliates at the relevant time.

(6) Appeal has the meaning assigned to such term in Section 16(f).

(7) Beneficiary.  An individual that is designated by a Member to receive a survivor benefit, if any, under Section 4(b), and that is (i) not such Member’s Spouse and (ii) not more than 30 years younger than such Member.

(8) Benefit.  A benefit provided by the Plan.

(9) Benefit Commencement Date.  The first day of the month that begins coincident with, or immediately following, a Member’s Payment Event.

(10) Benefit Determination.  The Benefits Committee’s decision with respect to a Claim or an Appeal.

(11) Benefits Committee.  The committee created and organized pursuant to the provisions of Section 9.

(12) Change In Control. A change in ownership of the Company, a change in effective control of the Company, or a change in ownership of a substantial portion of the assets of the Company as such terms are defined in Treasury Regulation §1.409A-3(i)(5)(v), (vi), and (vii), respectively; provided, however, that such a change in ownership of a substantial portion of the assets of the Company shall constitute a “Change In Control” only if all or substantially all of the Company’s assets change ownership in connection therewith.

(13) Claim.  A request for a Benefit or eligibility for a Benefit Received prior to the time the Benefits Committee has Received an Appeal with respect to the same matter, made by a Claimant in accordance with this Plan’s procedures for filing Claims, as described in Section 16(b).  If the procedures described in Section 16(b) are not followed with respect to any submission by an individual, such submission will be deemed not to constitute a Claim.

(14) Claimant has the meaning assigned to such term in Section 16(a).

(15) Code.  The Internal Revenue Code of 1986, as amended.  If the Code is succeeded or renumbered, then references to particular sections of the Code included herein shall be deemed to be references to the appropriate renumbered sections of the Code or its successor.

(16) Code Limitations.  The limitations set forth in sections 401(a)(17) and 415 of the Code.

(17) Company.  Donnelley Financial LLC, a Delaware limited liability company, and any company which is substituted for such company as described in Section 14.

(18) Delivered has the meaning set forth in Section 17 and Delivery means Delivery pursuant to, and subject to, Section 17.

(19) Designated Age.  Age 55, or such other age as may be elected by a Member pursuant to Section 3(b).

(20) Effective Date.  12:00 a.m., Eastern Time, October 1, 2016, the time and date as of which the Plan is established by the Company pursuant to the spinoff from the RR Donnelley Unfunded Supplemental Pension Plan of the benefit obligations thereunder with regard to certain members and their beneficiaries of the RR Donnelley Unfunded Supplemental Pension Plan.  With respect to an entity that becomes an Employer after the Effective Date, the Plan will not be effective as to such entity until the date as of which such entity so becomes an Employer.

(21) Employer.  Any Affiliate which is or becomes a participating employer under a Qualified Plan or which is otherwise designated by the Company as an Employer under the Plan.

(22) ERISA.  The Employee Retirement Income Security Act of 1974, as amended.  If ERISA is succeeded or renumbered, then references to particular sections of ERISA included herein shall be deemed to be references to the appropriate renumbered sections of ERISA or its successor.

(23) Initial Payment Date.  The later to occur of (i) a Member’s Benefit Commencement Date, and (ii) the first day of the month that begins coincident with, or immediately following, the six-month anniversary of the date the Member incurs a Separation From Service.

(24) Member.  An individual who is entitled to a Supplemental Benefit or a Post-2016 Restatement Merged Plan Benefit.  As of the Effective Date, an individual shall be a Member only if such individual is identified as a Member on Exhibit E.

(25) Non-Early Retirement Eligible Member.  A Member (a) whose employment terminated prior to the date he or she attained age 65, (b) who for at least two of the three calendar years immediately preceding his or her termination of employment was eligible to participate in the R.R. Donnelley & Sons Company Stock Purchase Plan for Selected Managers and Key Staff Employees, or would have been eligible to participate in such plan except for a disqualifying sale of stock, and (c) who, at any time within the 36-month period which began on the date of his or her termination of employment, engaged directly or indirectly in any phase of business in competition with the business of an “Employer” (as such term was defined in the January 1, 2002 Amendment and Restatement of the Retirement Benefit Plan of R.R. Donnelley & Sons Company, or the applicable predecessor version of such plan) or directly provided services to any business which supplied materials, equipment or other products or chemicals to such an employer or to any business engaged in the graphics arts industry in any part of the United States as a sole proprietor, partner, director, officer, employee, agent, consultant or advisor in any capacity whatsoever without the written consent of the Company.

(26) Notice, Notification or Notify means the Delivery or furnishing of information in a manner that satisfies applicable provisions of Section 17.

(27) Original Supplemental Benefit.  With respect to a Reemployed Member, the Supplemental Benefit attributable to services rendered prior to becoming a Reemployed Member.

(28) Payment Event.  The later to occur of (a) a Member incurring a Separation From Service, (b) the Member attaining his or her Designated Age, and (c) with respect to a Member who incurred a Separation From Service prior to January 1, 2009 and whose benefits under a Qualified Plan did not commence prior to January 1, 2009, January 1, 2009.

(29) Plan.  The Donnelley Financial Unfunded Supplemental Pension Plan as herein set forth, as amended from time to time.

(30) Plan Year.  The calendar year.

(31) Post-2016 Restatement Merged Plan.  A plan or arrangement that is merged into the Plan after October 1, 2016.  Exhibit D shall be updated from time to time by the Company to reflect any plan or arrangement that is merged into the Plan after October 1, 2016, but failure to so update Exhibit D shall not affect the effectiveness of any such merger.

(32) Post-2016 Restatement Merged Plan Benefit.  An individual’s benefit, if any, under a Post-2016 Restatement Merged Plan.

(33) Predecessor Benefit.  An individual’s benefit, if any, under a Predecessor Plan.

(34) Predecessor Plan.  A plan or arrangement listed on Exhibit C.  Certain of the plan documents in effect immediately prior to the Effective Date for the plans or arrangements that are Predecessor Plans as of the Effective Date are attached to Exhibit C as supplements thereto.

(35) Qualified Plan.  A plan listed on Exhibit A hereto, effective as of the date indicated on Exhibit A.

(36) Received has the meaning set forth in Section 17 and Receipt means Receipt pursuant to, and subject to, Section 17.

(37) Reemployed Member.  A Member who (a) has incurred a Separation From Service, (b) is entitled to a Supplemental Benefit (whether or not in pay status) attributable to services rendered prior to such Separation From Service, and (c) is employed by an Employer following such Separation From Service.

(38) Restored Benefit.  With respect to an individual whose retirement benefit payable under a Qualified Plan (including benefits payable pursuant to a supplement thereto) is less than the retirement benefit that would be payable under such Qualified Plan without giving effect to the Code Limitations, an amount equal to (A) minus (B) where:

(A) equals the retirement benefit that would be payable to the individual under the Qualified Plan without giving effect to the Code Limitations; and

(B) equals the retirement benefit actually payable to the individual under the Qualified Plan.

(39) Retirement Benefit Records.  Records, files or other documents maintained by an Employer or the Plan that designate, relate to the determination of, or otherwise indicate the benefit to which an individual is entitled under the Plan (including any Predecessor Plan) and any adjustments or enhancements thereto.

(40) Separation From Service.  An employee’s Separation From Service with the Employers, as described in Treasury Regulation § 1.409A-1(h).

(41) Spouse.  With respect to a Member, a person who is legally married to the Member under the laws of any domestic or foreign jurisdiction that has the legal authority to sanction marriages, and “marriage” and similar terms shall mean the legal union between the Member and a person who thereby became the Spouse of the Member.

(42) Supplemental Benefit.  The sum of an individual’s Restored Benefit, Predecessor Benefit and Additional Benefit, as actuarially adjusted to reflect any advance of benefits paid pursuant to Section 5(d) and any amounts previously distributed to or on behalf of the Member under the Plan or a Predecessor Plan.  For the avoidance of doubt, a Member’s Supplemental Benefit shall not include his or her Post-2016 Restatement Merged Plan Benefit.

(43) Treasurer.  The most recently elected Treasurer of the Company or such other officer of the Company which from time to time assumes the responsibilities with respect to the Plan which are, on the Effective Date, allocated to the Treasurer.  In the event of the temporary absence of the Company’s officer who would otherwise be the “Treasurer” under this paragraph, whether due to illness, disability, or otherwise, or upon the resignation or removal of such officer, the substitute or successor officer to the Treasurer who performs substantially similar duties with respect to the Plan (whether assigned a different title by the Company or not), or, in the absence of such a substitute or successor, the person to whom such Treasurer would report, will be the Treasurer.

(44) Vice President.  The most recently elected Senior Vice President, Compensation and Benefits, of the Company or such other officer of the Company which from time to time assumes the responsibilities with respect to the Plan which are, on the Effective Date, allocated to the Vice President, Benefits.  In the event of the temporary absence of the Company’s officer who would otherwise be the “Vice President” under this paragraph, whether due to illness, disability, or otherwise, or upon the resignation or removal of such officer, the substitute or successor officer to the Vice President who performs substantially similar duties with respect to the Plan (whether assigned a different title by the Company or not), or, in the absence of such a substitute or successor, the person to whom such Vice President would report, will be the Vice President.

Section 2

SUPPLEMENTAL BENEFIT

A Member’s Supplemental Benefit shall be determined as of the Member’s Benefit Commencement Date and paid to or on behalf of such Member at the time designated in Section 3 and in the manner designated in Section 4, both subject to Section 5.

Section 3

TIME OF PAYMENT

(a) In General.  Subject to Section 5, the payment of a Member’s Supplemental Benefit shall begin on the Member’s Initial Payment Date.

(b) Designated Age Elections.

(i) Initial Elections.

(I)

Initial Eligibility Elections.  An individual who first accrues (or who would, but for the application of an age, service or similar requirement, first accrue) a benefit under the Plan, a Predecessor Plan or any other plan that is aggregated with the Plan for purposes of section 409A of the Code during 2008 or any Plan Year thereafter may, if permitted by, and subject to rules established by, the Company, elect to have his or her Designated Age be any age between 56 and 65, inclusive; provided, however, that any such election shall not be given effect if made after the thirtieth day of the Plan Year immediately following the Plan Year in which such Member first so accrued a benefit.

(II)

Transition Elections.  During 2008 only, if permitted by, and subject to rules established by, the Company, a Member (or an individual who would, but for the application of an age, service or similar requirement, be a Member) whose benefits had not previously commenced, may elect to have his or her Designated Age be any age between 56 and 65, inclusive; provided, however, that such election shall not be given effect if (A) payments would have otherwise commenced during 2008, or (B) such election would have resulted in payments commencing during 2008.

(ii)  Subsequent Deferral Elections.  If permitted by, and subject to rules established by, the Company, a Member may elect to have his or her Designated Age be any age that is both (i) at least five years after his or her then Designated Age (taking into account any election made pursuant to Section 3(b)(i) and any other election made pursuant to this Section 3(b)(ii)), and (ii) between ages 60 and 65, inclusive; provided, however, that any election made less than twelve months before the date the Member would attain his or her then Designated Age (taking into account any prior election) shall not be given effect and payment shall commence as though no such election had been made.

(c) Post-2016 Restatement Merged Plan Benefits.  The payment of a Member’s Post-2016 Restatement Merged Plan Benefit shall begin at the time provided in the applicable Post-2016 Restatement Merged Plan.

Section 4

FORM OF PAYMENT

(a) In General.  Subject to Sections 4(b) and 5, a Member’s Supplemental Benefit shall be paid in the form of:

(i) with respect to a Member who does not have a Spouse on the Member’s Benefit Commencement Date, a single life annuity; and

(ii) with respect to a Member who has a Spouse on the Member’s Benefit Commencement Date, a joint and 50% survivor annuity (with any survivor’s benefit payable to the Member’s Spouse).

(b) Optional Forms of Payment.

(i)  Single Members.  A Member who does not have a Spouse on the Member’s Benefit Commencement Date may, if permitted by, and subject to rules established by, the Company, elect to receive his or her Supplemental Benefit in the form of (A) a joint and 50% survivor annuity (with any survivor’s benefit payable to the Member’s Beneficiary), or (B) a joint and 100% survivor annuity (with any survivor’s benefit payable to the Member’s Beneficiary); provided that such options shall be the Actuarial Equivalent of the form of benefit the Member would have received pursuant to Section 4(a)(i) had no election been made.

(ii)  Married Members.

(I)

In General.  Subject to Section 4(b)(ii)(II), a Member who has a Spouse on the Member’s Benefit Commencement Date may, if permitted by, and subject to rules established by, the Company, elect to receive his or her Supplemental Benefit in the form of (A) a joint and 100% survivor annuity (with any survivor’s benefit payable to the Member’s Spouse), (B) a joint and 100% survivor annuity (with any survivor’s benefit payable to the Member’s Beneficiary), (C) a joint and 50% survivor annuity (with any survivor’s benefit payable to the Member’s Beneficiary), or (D) a single life annuity; provided that such options shall be the Actuarial Equivalent of the form of benefit the Member would have received pursuant to Section 4(a)(ii) had no election been made.

(II)

Election Procedures.  In the case of a Member who has a Spouse on his or her Benefit Commencement Date, no election under Section 4(b)(ii)(I) shall be effective unless (1) the Member’s Spouse has consented to such election, to the satisfaction of the Company, or (2) it is established to the satisfaction of the Company that such consent cannot be obtained because the Member’s Spouse cannot be located.

(c) Post-2016 Restatement Merged Plan Benefits.  A Member’s Post-2016 Restatement Merged Plan Benefit shall be paid in the form provided in the applicable Post-2016 Restatement Merged Plan.

Section 5

ADDITIONAL PAYMENT PROVISIONS

(a) Commenced Benefits and Existing Elections.  If a Member’s benefits under the Plan or a Predecessor Plan commenced prior to the Effective Date, then the payment of such benefits shall continue pursuant to the terms under which the payment of such benefits commenced.  If a Member’s benefit under a Post-2016 Restatement Merged Plan commenced prior to the date on which such plan was merged with the Plan, then the payments of such benefit shall continue pursuant to the terms under which the payments of such benefit commenced.

(b) Small Amount Cash-outs.  Notwithstanding anything herein to the contrary, if at any time following a Member’s Separation From Service the Company determines that the aggregate single sum amount that is the Actuarial Equivalent of the Member’s Supplemental Retirement Benefit would be equal to or less than the then applicable amount prescribed by section 402(g) of the Code, such benefit will be paid to the Member in a lump sum on the later of (i) the first day of the calendar month following the six-month anniversary of the Member’s Separation From Service, and (ii) the first day of the calendar month following the date the Member’s benefit is determined to be equal to or less than such applicable amount.

(c) Change In Control.  Notwithstanding anything herein to the contrary, if a Member incurs a Separation From Service within twenty-four (24) months following a Change In Control, then his or her Supplemental Benefit will be paid to such Member in a lump sum on the first day of the calendar month following the six-month anniversary of such Member’s Separation From Service.  If such Member is not alive on the date such benefit would have been paid to him or her, then such benefit shall be paid to his or her estate.

(d) Tax Matters.

(i)  The Company or an Employer may, at the discretion of the Company, withhold from any payment of benefits hereunder any taxes that may be due in respect of such payment in such amount as the Company or such Employer may reasonably estimate to be necessary to cover any taxes which the Company or such Employer may be liable to withhold.

(ii)  If a Member’s participation in the Plan results in the imposition of any employment taxes, then the Company or the Member’s Employer may remit any required employment taxes, and related income tax withholding, to the taxing authority and the Member’s Supplemental Benefit may be actuarially reduced to reflect such remittance.

(iii)  If at any time the Plan, with respect to a particular Member, is found to fail to meet the requirements of section 409A of the Code and the Treasury Regulations thereunder, the Company or an Employer may, at the discretion of the Company, distribute an amount equal to all taxes required to be paid on the amount included in income, and the Member’s Supplemental Benefit may be actuarially reduced to reflect such distribution.

(iv)  A Member shall have no discretion, and shall have no direct or indirect election, as to whether a payment will be accelerated pursuant to this Section 5(d).

(e) 6-Month Delay Following Separation From Service.

(i)  Notwithstanding anything to the contrary in the other Sections of the Plan, in no event shall payment of a Member’s Benefit be made before the six-month anniversary of the Member’s Separation From Service.

(ii)  If a Member’s Initial Payment Date is later than his or her Benefit Commencement Date, then the first payment made to or on behalf of the Member shall include an amount equal to the amount (without any adjustment for interest) that would have previously been paid to or on behalf of the Member had his or her Initial Payment Date been the same date as his or her Benefit Commencement Date.

(f) Age 65 Distributions for Certain Members.  Notwithstanding anything herein to the contrary, in the case of a Non-Early Retirement Eligible Member, the payment of such Member’s Supplemental Benefit shall begin on the first day of the month that begins coincident with, or immediately following, the date such Member attains age 65.

(g) Additional Supplemental Benefits.

(i)  Form of Payment.  Notwithstanding anything herein to the contrary, if a Reemployed Member incurs a Separation From Service while his or her Original Supplemental Benefit is in pay status, then his or her Additional Supplemental Benefit, if any, shall be paid in a form determined pursuant to the following:

(I)

Original Supplemental Benefit Form Remains Available.  If the form of benefit in which his or her Original Supplemental Benefit is being paid is still offered under the Plan, then his or her Additional Supplemental Benefit shall be paid in the same form (and with the same contingent annuitant, if any) as the Original Supplemental Benefit.

(II)

Original Supplemental Benefit Form No Longer Available.  If the form of benefit in which his or her Original Supplemental Benefit is being paid is no longer offered under the Plan, then his or her Additional Supplemental Benefit shall be paid in the default form described in Section 4(a)(i) or (ii), as applicable.

If a Reemployed Member incurs a Separation From Service when his or her Original Supplemental Benefit is not in pay status, then his or her Additional Supplemental Benefit shall be paid in the same form in which his or her Original Supplemental Benefit is paid pursuant to Section 4 of the Plan.

(ii)  Time of Payment.  If a Reemployed Member is entitled to an Additional Supplemental Benefit, then his or her Additional Supplemental

Benefit shall, subject to Section 5(e), commence at a time determined pursuant to the following:

(I)

Original Supplemental Benefit Not in Pay Status.  If the Member’s Original Supplemental Benefit is not in pay status when the Reemployed Member incurs another Separation From Service, then his or her Additional Supplemental Benefit shall commence at the same time his or her Original Supplemental Benefit commences.

(II)

Original Supplemental Benefit In Pay Status.  If the Member’s Original Supplemental Benefit is already in pay status, then his or her Additional Supplemental Benefit shall commence (or shall result in an increase to the ongoing payments attributable to his or her Original Supplemental Benefit, as applicable) on the first day of the month that begins coincident with or immediately following the six-month anniversary of the Reemployed Member’s Separation From Service.

(iii)  Pre-Retirement Survivor Benefits.  If a Reemployed Member dies while his Original Supplemental Benefit is in pay status but prior to again incurring a Separation From Service, then any Additional Supplemental Benefit shall not be subject to terms of Section 6 and shall be treated as though the Member had incurred a Separation From Service immediately prior to his or her death.

(h) Post-2016 Restatement Merged Plans.  The amount, time and manner of payment of the benefit provided under the Plan with respect to any Post-2016 Restatement Merged Plan Benefit shall be determined in accordance with the provisions of the applicable Post-2016 Restatement Merged Plan.  Administrative, plan governance or other provisions of the Post-2016 Restatement Merged Plan that do not affect the amount, time or form of benefits will not have any force or effect.  Exhibit D may set forth any additional terms applicable to a Post-2016 Restatement Merged Plan Benefit.

Section 6

PRE-RETIREMENT SURVIVOR BENEFITS

(a) In General.  If a Member dies prior to his or her Benefit Commencement Date and such Member’s surviving Spouse, if any, is entitled to payment of a pre-retirement survivor benefit under a Qualified Plan that is less than the survivor benefit that would be payable under the Qualified Plan (i) but for the Code Limitations and (ii) treating the Additional Benefits described in Part I of Exhibit B hereto as payable with respect to such Member as having accrued under a Qualified Plan, then such surviving Spouse shall be entitled to receive a supplemental survivor benefit from the Company or the deceased Member’s former Employer under this Plan in an amount equal to (A) minus (B) where:

(A) equals the survivor benefit that would be payable under the Qualified Plan if such benefit were determined (I) without giving effect to the Code Limitations and (II) by treating the Additional Benefits described in Part I of Exhibit B hereto as having accrued under the Qualified Plan; and

(B) equals the survivor benefit actually payable to such surviving Spouse under the Qualified Plan.

Any supplemental survivor benefit described in this Section 6(a) shall be paid in a lump sum on the first day of the month following the later of (i) the six-month anniversary of the Member’s death, and (ii) the date the Member would have attained age 55.

(b) Predecessor Plans.  If a Predecessor Plan provides that a survivor benefit shall be paid if a participant therein dies prior to his or her Benefit Commencement Date, then any such survivor benefits shall be paid in a lump sum on the first day of the month following the later of (i) the six-month anniversary of the Member’s death, and (ii) the date the Member would have attained age 55.

(c) Additional Benefits.  If an Additional Benefit described in Part II of Exhibit B provides that a survivor benefit shall be paid if the Member entitled to such Additional Benefit dies prior to his or her Benefit Commencement Date, then, unless specified otherwise therein, any such survivor benefits shall be paid in a lump sum on the first day of the month following the later of (i) the six-month anniversary of the Member’s death, and (ii) the date the Member would have attained age 55.

(d) Small Amount Cash-out.  Notwithstanding anything herein to the contrary, if at any time following a Member’s death the Company determines that the single sum amount that is the Actuarial Equivalent of the aggregate supplemental survivor benefit described in Section 6(a), (b) and (c) to which any individual is entitled is equal to or less than the then applicable amount prescribed by section 402(g) of the Code, such benefits will be paid to such individual in a lump sum on the later of (i) the first day of the calendar month following the six-month anniversary of the Member’s death, and (ii) the first day of the calendar month following the date the such individual’s supplemental survivor benefit is determined to be equal to or less than such applicable amount.

(e) Reductions for Prior Distributions.  Notwithstanding anything herein to the contrary, an individual’s benefit, if any, under this Section 6 shall be actuarially adjusted to reflect any amounts previously distributed under the Plan or a Predecessor Plan to or on behalf of such individual or the Member.

(f) Post-2016 Restatement Merged Plans.  Notwithstanding anything herein to the contrary, with respect to a Post-2016 Restatement Merged Plan Benefit, the terms of any survivor benefit and any other terms applicable in the event of a Member’s death shall be determined in accordance with the terms of the applicable Post-2016 Restatement Merged Plan.

Section 7

AMENDMENT AND TERMINATION

This Plan shall be subject to the same reserved powers of amendment and termination as the Donnelley Financial Pension Plan (without regard to any limitations imposed on such powers by the Code or ERISA), except that no such amendment or termination shall reduce or otherwise adversely affect the rights of Members or beneficiaries in respect of amounts accrued hereunder as of the date of such amendment or termination without their written consent.

Section 8

APPLICATION OF ERISA

This Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and Department of Labor Regulation § 2520.104-23.  Neither the Company nor any of the Employers shall be under any obligation to set aside any funds for the purpose of making payments under this Plan.  Any payments hereunder shall be made out of the general assets of the Company or the Employers, as applicable.

Section 9

ADMINISTRATION

The Benefits Committee is hereby established and shall consist, at a minimum, of the Treasurer and the Vice President.  The Benefits Committee may add additional members pursuant to procedures established in its by-laws.  The Benefits Committee may always act by unanimous consent, has adopted by-laws to govern its activities and may amend such by-laws from time to time.  Except as the context otherwise requires, the Benefits Committee shall be charged with the administration of this Plan and shall have the same powers and duties, and shall be subject to the same limitations, as are applicable to the Benefits Committee under the Donnelley Financial Pension Plan.

Section 10

COMPANY ACTION

“Company” when referred to in the Plan, with respect to actions taken by the Company as sponsor of the Plan will be a reference to the Benefits Committee, the board of directors of the Company, or any delegee of any of the foregoing, in each case acting as the Company; provided, however, that any action by the Company pursuant to Section 7 to amend the Plan, if taken by any of the foregoing except the board of directors of the Company, may only be taken if, in the reasonable opinion of the person taking such action, the amendment does not have a material effect on the cost to the Employers of, or benefits in the aggregate under, the Plan; and provided further, that the Plan may be terminated with respect to all Employers only by resolution duly adopted by the Company’s board of directors.  Whenever in the Plan any determination or other action is to be made or taken by the Company or any other Employer, such determination or other action will be made or taken in the sole discretion of the Company or other Employer, as appropriate.

Section 11

NONASSIGNMENT OF BENEFITS

Notwithstanding anything contained in the Plan, any Predecessor Plan or any Qualified Plan to the contrary, it shall be a condition of the right to payment of Benefits that neither such Benefits nor any portion thereof shall be assigned, alienated or transferred to any person voluntarily or by operation of any law, including any assignment, division or awarding of property under state domestic relations law (including community property law).

Section 12

NON-DUPLICATION OF BENEFITS

Notwithstanding anything herein to the contrary, nothing herein shall operate to result in the duplication of any benefits under this Plan, between the Plan and any other plan or arrangement, or otherwise with respect to any Member or other individual (including, without limitation, multiple accruals based on the same “compensation”), as determined in the sole discretion of the Company.

Section 13

NO GUARANTY OF EMPLOYMENT

Nothing contained in this Plan shall be construed as a contract of employment between any Employer and any employee or as conferring a right on any employee to be continued in the employment of any Employer.

Section 14

TRUST

(a) Funding.  The Company may in its sole discretion establish a trust for the purpose of administering assets of the Company and the Employers to be used for the purpose of satisfying their obligations under the Plan.  Any such trust shall be established in such manner so as to be a “grantor trust” of which the Company is the grantor, within the meaning of section 671 et. seq. of the Code.  The existence of any such trust shall not relieve the Company or the Employers of their liabilities under the Plan, but the obligations of the Company and the Employers under the Plan shall be deemed satisfied to the extent paid from the trust.

(b) Taxation and Gross-ups.  If any Member incurs a tax due to the application of section 409A(b)(3) of the Code in connection with the transfer of assets to any trust, the Company shall pay to such Member an amount such that after payment by the Member of all related taxes (including additional taxes imposed upon such payment to the Member) the Member retains an amount equal to the taxes imposed as a result of the application of section 409A(b)(3) of the Code.  Any such payment shall be made no later than the fifteenth day of the third month following the calendar year in which such Member incurs such taxes.

Section 15

MISCELLANEOUS

(a) Applicable Law. This Plan and all rights hereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Illinois and construed in accordance therewith without giving effect to its principles of conflict of laws.

(b) Expenses.  All costs and expenses incurred in administering this Plan, including the expenses of the Benefits Committee, the fees of counsel and any agents of the Benefits Committee and other administrative expenses shall be paid by the Company and the Employers.  The Company, in its sole discretion, having regard to the nature of a particular expense, shall determine the portion of such expense which is to be borne by the Company or a particular Employer.

(c) Successors and Assigns.  The provisions of this Plan shall bind and inure to the benefit of the Company and each Employer and their successors and assigns, as well as each Member and his or her Spouse or other beneficiary and successors.

Section 16

CLAIMS AND APPEALS PROCEDURES

(a) Authority to Submit Claims.  Any individual who believes that he or she is entitled to receive a Benefit under this Plan, including one greater than that initially determined by the Benefits Committee, may (or his or her duly authorized representative may) file a Claim in writing with the Benefits Committee. The Benefits Committee will determine whether an individual is duly authorized to act on behalf of another individual, and may establish reasonable procedures for making this determination.  Any such individual is referred to in this Plan as a Claimant.

(b) Procedure for Filing a Claim.  In order for a communication from a Claimant to constitute a valid Claim, it must satisfy all the requirements of this Section 16(b), and if it does, it will constitute a valid Claim whether or not all the information necessary to make a Benefit Determination accompanies the communication.

(i) Any Claim must be Delivered to the Benefits Committee by a Claimant, in writing, and on the appropriate Claim form, or in such other form as may be acceptable to the Benefits Committee; and

(ii) Any Claim must be identified in writing as a formal Claim for a Benefit under the Claims and Appeals Procedures.

(c) Initial Claim Review. The initial Claim review will be conducted by the Benefits Committee, with or without the presence of the Claimant, as determined by the Benefits Committee in its discretion.  The Benefits Committee will consider the applicable terms and provisions of this Plan and amendments to this Plan, information and evidence that is presented by the Claimant and any other information it deems relevant.  In reviewing the Claim, the Benefits Committee will also consider and be consistent with prior determinations of Claims from other Claimants who were similarly situated and which have been processed through this Plan’s Claims and Appeals procedures within the past 24 months.

(d) Benefit Determination on Claim.

(i) The Benefits Committee will make a Benefit Determination regarding the Claim and Notify the Claimant of such Benefit Determination within a reasonable period of time, but in any event (except as described in Section 16(d)(ii) below) within 90 days after Receipt of the Claim by the Benefits Committee.

(ii) The Benefits Committee may extend the period for making the Benefit Determination on the Claim by up to 90 days if it determines that special circumstances require an extension of time, and if it Notifies the Claimant, prior to the end of the initial 90-day period, of the special circumstances requiring the extension of time and the date by which the Benefits Committee expects to render a Benefit Determination.

(e) Manner and Content of Notification of Adverse Benefit Determination on a Claim.

(i) The Benefits Committee will provide a Claimant with written or electronic Notice of any Adverse Benefit Determination on the Claim.

(ii) The Notification will set forth in a manner calculated to be understood by the Claimant:

(I)	the specific reason or reasons for the Adverse Benefit Determination;
(II)	reference to the specific provision(s) of this Plan on which the Adverse Benefit Determination is based;
(III)	description of any additional material or information necessary for the Claimant to perfect the Claim and an explanation of why such material or information is necessary; and
(IV)

a description of this Plan’s review procedures and the time limits applicable to such procedures, including a statement describing the Claimant’s right to bring a civil action under section 502(a) of ERISA following an Adverse Benefit Determination on review.

(f) Authority to Submit an Appeal.  Any Claimant who receives an Adverse Benefit Determination with respect to a Claim may file a request for review of such Adverse Benefit Determination (an “Appeal”).

(g) Procedure for Filing for a Request for Review of an Adverse Benefit Determination.  In order for a communication from a Claimant to constitute a valid Appeal, it must satisfy all the requirements of this Section 16(g), and if it does, it will constitutes a valid Appeal whether or not all the information necessary to make a Benefit Determination on Appeal accompanies the request.

(i) Any Appeal must be submitted by a Claimant, in writing, and on the appropriate form, or in such other form as may be acceptable to the Benefits Committee.

(ii) Any Appeal must be Delivered to the Benefits Committee within 60 days of Receipt by the Claimant of the Notice of the Adverse Benefit Determination on the Claim.

If the Benefits Committee does not Receive a valid Appeal within 60 days of Delivery to the Claimant of the Notice of Adverse Benefit Determination for the related Claim, the Claimant will be barred from filing any Appeal thereafter and he or she will be deemed to have failed to exhaust all administrative remedies under this Plan.

(h) Review Procedures for Appeals.

(i) The Appeal review will be conducted by the Benefits Committee, with or without the presence of the Claimant, as determined by the Benefits Committee in its discretion.  The Benefits Committee will consider the applicable terms and provisions of this Plan and amendments to this Plan, information and evidence that is presented by the Claimant

(including all comments, documents, records and other information submitted by the Claimant without regard to whether such information was submitted or considered in the initial Benefit Determination) and any other information it deems relevant.  In reviewing the Appeal, the Benefits Committee, where appropriate, will also consider and be consistent with prior determinations of Appeals from other Claimants who were similarly situated and which have been processed through this Plan’s Claims and Appeals procedures within the past 24 months.

(ii) The Claimant will be provided, upon request and free of charge, reasonable access to and copies of all Relevant Documents.

(iii) The review procedure will involve only one level of review.

(iv) The Claimant will be allowed to submit any supporting comments, documents, records and other information.

(i) Timing and Notification of Benefit Determination on Review.

(i) The Benefits Committee will make a Benefit Determination regarding the Appeal and Notify the Claimant of such Benefit Determination within a reasonable period of time, but in any event (except as described in Section 16(i)(ii) below) within 60 days after Receipt of the Appeal by the Benefits Committee.

(ii) The Benefits Committee may extend the period for making the Benefit Determination on the Appeal by up to 60 days if it determines that special circumstances require an extension of time, and if it Notifies the Claimant, prior to the end of the initial 60-day period, of the special circumstances requiring the extension of time and the date by which the Benefits Committee expects to render a decision. If such an extension is necessary due to a failure of the Claimant to submit information necessary to decide the Appeal, the period in which the Benefits Committee is required to make a decision shall be tolled by the Benefits Committee from the date on which the Notification is sent to the Claimant until the Benefits Committee has Received from the Claimant a response to the request for additional information.  If the Claimant fails to respond to the Benefits Committee’s request for additional information within a reasonable time, the Benefits Committee may, in its discretion, render a Benefit Determination on the Appeal based on the record before the Benefits Committee.

(j) Manner and Content of Notification of Adverse Benefit Determination on Appeal.

(i) The Benefits Committee will provide a Claimant with written or electronic Notice of any Adverse Benefit Determination on the Appeal.

(ii) The Notification will set forth in a manner calculated to be understood by the Claimant:

(I)	The specific reason or reasons for the Adverse Benefit Determination;
(II)	Reference to the specific provision(s) of this Plan on which the Adverse Benefit Determination is based;
(III)	A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all Relevant Documents; and
(IV)	A statement describing the Claimant’s right to bring a civil action under section 502(a) of ERISA following an Adverse Benefit Determination on review.

(k) Collectively Bargained Benefits.  Where benefits are provided pursuant to a collective bargaining agreement and

(i) such collective bargaining agreement maintains or incorporates by specific reference (i) provisions concerning the filing and disposition of Claims; and (ii) a grievance and arbitration procedure to which Appeals are subject, then Section 16(b) through and including Section 16(j) will not apply to Claims covered by such collective bargaining agreement; or

(ii) such collective bargaining agreement maintains or incorporates by specific reference a grievance and arbitration procedure to which Appeals are subject, then Section 16(g) through and including Section 16(j) will not apply to such Appeal.

(l) Limitation on Actions.  No legal action, including without limitation any lawsuit, may be brought for a Benefit by a Claimant more than (a) two years after the date the related Claim is Received by the Benefits Committee, or (b) if the Claimant has Received a denial of his or her related Appeal during such time, two years after such Receipt.

(m) Failure to Exhaust Administrative Remedies.  No legal action for a Benefit, including without limitation any lawsuit, may be brought by a Claimant who has not timely filed a Claim and an Appeal for such Benefit and otherwise exhausted all administrative remedies under this Plan.

Section 17

DELIVERY AND RECEIPT

For purposes of Section 17, any Notice, Notification, Claim, or other thing(s) or document(s) may be delivered in person, via messenger or courier service, or via United States Mail; provided, however, that any Notice sent by the Benefits Committee related to a Claim may be sent via fax if (a) Receipt of the fax is confirmed by a print out from the sending fax machine indicating that the transmission was Received, and (b) the fax transmission is followed by a hard copy sent via next business day courier service sent no later than the business day after the fax is transmitted.  Any such item sent to the Benefits Committee must be sent to the address specified for the benefits committee of the Donnelly Financial Pension Plan in the summary plan description of such plan.  Any such item sent by the Benefits Committee, the Company or an

Employer may be sent to the last known address of the intended recipient, as determined by reference to the records of this Plan, the Company or an Employer.  Any such item which meets the above-requirements will be deemed “Delivered” and “Received” on the earlier of (a) the date of actual Receipt, if Receipt is evidenced by a written Receipt, (b) 10 days after deposit in the United States Mail, first class postage prepaid and return Receipt requested, and (c) the date of confirmation of successful transmission via fax.  If the above-specified procedures are not followed, the item will be deemed not Delivered or Received and it will not be effective.

EXHIBIT A

QUALIFIED PLANS

Name of Plan	Effective Date of becoming a Qualified Plan
Donnelley Financial Pension Plan	Inception of Plan

-A1-

EXHIBIT B

ADDITIONAL BENEFITS

PART I—BENEFITS INCLUDED IN SECTION 6(A) PRE-RETIREMENT SURVIVOR BENEFITS

1. Compensation-Based Benefits Derived from Nonqualified Deferred Compensation Plans.

(a) Sales Representative Plan.  With respect to an individual who is a participant in the R. R. Donnelley & Sons Company Global Capital Markets and Global Investment Markets Business Units of the Financial Business Unit Sales Representative Deferred Compensation Plan1 (the “Sales Representatives Plan”), if the retirement benefit payable to such individual under a Qualified Plan is less than the retirement benefit that would be payable under the Qualified Plan if compensation deferred by the individual under the Sales Representatives Plan that would have otherwise been received as salary or bonus were included in the Member’s compensation used to determine the amount of his or her accrued benefit under the Qualified Plan, without giving effect to the Code Limitations, then such individual shall be entitled to an Additional Benefit in an amount equal to (A) minus (B) where:

(A) equals the retirement benefit that would be payable under the Qualified Plan if such benefit were determined by including compensation deferred by the individual under the Sales Representatives Plan and without giving effect to the Code Limitations; and

(B) equals the sum of the retirement benefit actually payable to the individual under the Qualified Plan and the individual’s Restored Benefit.

1 The R. R. Donnelley & Sons Company Global Capital Markets and Global Investment Markets Business Units of the Financial Business Unit Sales Representative Deferred Compensation Plan was merged into, and became a component plan of, the R.R. Donnelley & Sons Company Nonqualified Deferred Compensation Plan (the "NQDC") on January 1, 2009.  On October 1, 2016 this component plan of the NQDC was transferred to and made a part of the Donnelley Financial Deferred Compensation Plan which was sponsored by Donnelley Financial, LLC and which was transferred out of the R. R. Donnelley & Sons Company controlled group when Donnelley Financial Solutions, Inc., the parent company of Donnelley Financial, LLC, was spun off to the shareholders of R. R. Donnelley & Sons Company on October 1, 2016.

-B1-

(b) RRD Deferred Compensation Plan.  With respect to an individual who is a participant in the R.R. Donnelley & Sons Company Nonqualified Deferred Compensation Plan (the “RRD Deferred Compensation Plan”), if the retirement benefit payable to such individual under a Qualified Plan is less than the retirement benefit that would be payable under the Qualified Plan if compensation deferred by the individual under the RRD Deferred Compensation Plan that would have otherwise been received as salary or bonus during 2005 or any later year were included in the individual’s compensation used to determine the amount of his or her accrued benefit under the Qualified Plan, without giving effect to the Code Limitations, then such individual shall be entitled to an Additional Benefit in an amount equal to (A) minus (B) where:

(A) equals the retirement benefit that would be payable under the Qualified Plan if such benefit were determined by including compensation deferred by the individual under the RRD Deferred Compensation Plan and without giving effect to the Code Limitations; and

(B) equals the sum of the retirement benefit actually payable to the individual under the Qualified Plan and the individual’s Restored Benefit.

2. Past Service Improvements.  Each Member designated in the Retirement Benefit Records as entitled to receive a “Past Service Improvement”, “Cost of Living Adjustment” or similar adjustment under the Plan or a Predecessor Plan for reasons other than on account of the Code Limitations shall be entitled to an Additional Benefit determined in the manner and in the amount designated in the Retirement Benefit Records with respect to such Member.

3. Early Retirement Window Benefits.  Each Member designated in the Retirement Benefit Records as eligible for, and who elected to participate in, an early retirement window program offered to such Member and providing enhanced retirement benefits that are designated by the Company as payable under this Plan for reasons other than on account of the Code Limitations shall be entitled to an Additional Benefit determined in the manner and in the amount designated in the Retirement Benefit Records with respect to such Member.

4. Additional Benefits for Eligible Stream Employees.

(a) Amount of Additional Benefit.  An Eligible Stream Employee, as hereinafter defined, who as of April 21, 1995 (i) had at least five years of RRD Continuous Service, as hereinafter defined, and (ii) had attained age 40 shall be entitled to an Additional Benefit in an amount equal to the amount designated in the Retirement Benefit Records as payable to such Eligible Stream Employee in connection with a transfer of employment from an Employer to Stream International, Inc.

(b) Definitions.

(i) The term “Eligible Stream Employee” shall mean any individual designated in the Retirement Benefit Records as eligible to receive a benefit under this Plan and who immediately prior to April 21, 1995 was employed in the United States (including expatriates deemed to be employed in the United States) at a facility included in the RRD GSS Assets or RRD Norwest GSS Assets, as hereinafter defined, or was otherwise assigned thereto prior to such date and who transfers or transferred to Stream International Inc. on or after such date.

-B2-

(ii)  The term “GSS Business” means, as of April 21, 1995, the business of providing computer and computer software related documentation services, including printing and binding, media replication, kitting assembly, packaging, translation and localization, electronic exchange, licensing and fulfillment, as engaged in by the Company directly through its Global Software Services division and indirectly through a division of R. R. Donnelley Norwest Inc.

(iii)  The term “RRD GSS Assets” means all of the assets and properties of the Company of every kind and description, wherever located, real, personal or mixed, tangible or intangible, used primarily in connection with the GSS Business as the same existed on April 21, 1995.

(iv)  The term “RRD Norwest GSS Assets” means all of the assets and properties of R. R. Donnelley Norwest Inc. of every kind and description, wherever located, real, personal or mixed, tangible or intangible, used primarily in connection with the GSS Business as the same existed on April 21, 1995.

(v)  The term “RRD Continuous Service” shall mean the continuous employment of such person with the Company, plus periods of up to 30 days when such person is not so employed, but excluding any period of employment with any company prior to the Company’s acquisition thereof or assets relating thereto.

PART II—BENEFITS NOT INCLUDED IN §6(A) PRE-RETIREMENT SURVIVOR BENEFITS

-B3-

EXHIBIT C

PREDECESSOR PLANS

1. Werthan Industries, Inc. Supplemental Retirement Plan (a/k/a Check Printers Supplemental Retirement Plan)

2. Moore Wallace North America, Inc. Non-Qualified Retirement Income Plan

3. Supplemental Unfunded Retirement Income Plan for Employees of Meredith/Burda Corporation

4. Supplemental Unfunded Retirement Income Plan for Employees of Meredith/Burda Company, Limited Partnership

5. Each other nonqualified deferred compensation plan maintained by an Affiliate that provides benefits in the form of an annuity, other than the Banta Corporation Supplemental Retirement Plan for Key Employees.

-C1-

EXHIBIT D

POST-2016 RESTATEMENT MERGED PLANS

EXHIBIT E

MEMBERS OF THE PLAN

An individual shall be a Member in the Plan on or after the Effective Date if and only if such individual is identified on this Exhibit E (1) as an individual who was a “Member” in the RR Donnelley Unfunded Supplemental Pension Plan immediately prior to the Effective Date (a “Legacy RR Donnelley Member”), and (2) as an individual with regard to whom benefit obligations of RR Donnelley Unfunded Supplemental Pension Plan are as of the Effective Date spun off from the RR Donnelley Unfunded Supplemental Pension Plan to the Plan (such a Legacy RR Donnelley Member being an “Donnelley Financial Unfunded Supplemental Pension Plan Member”).

The schedule  accompanying this Exhibit E identifies all individuals who are Donnelley Financial Unfunded Supplemental Pension Plan Members.

Any individual who is not identified on the accompanying schedule but who is determined by the Benefits Committee to be identified on the official records of the RR Donnelley Unfunded Supplemental Pension Plan as a “Member” in the RR Donnelley Unfunded Supplemental Pension Plan immediately prior to the Effective Date, and who is in a group of “Participants” identified in the following table with regard to whom qualified retirement benefit obligations of a component plan of the Bowne Pension Plan are as of the Effective Date spun off from the Bowne Pension Plan to the Donnelley Financial Pension Plan is hereby identified on this Exhibit E as a Donnelley Financial Unfunded Supplemental Pension Plan Member.

Note:  Certain capitalized terms used in the following table are defined immediately after the table.

Each Individual who is in the group of such “Participants” identified below:

as of the Effective Date has all of his or her benefit obligations of the Component Plans of the Bowne Plan spun off to the LSC Plan or to the DFS Plan, or retained by the Bowne Plan, as indicated below:

A	a “Participant” in the R.R. Donnelley Printing Companies Component Plan	spun off to the LSC Plan
B1	other than individuals described in A above, an Employee of RR Donnelley	retained by the Bowne Plan
B2	other than individuals described in A above, an Employee of LSC	spun off to the LSC Plan
B3	other than individuals described in A above, an Employee of DFS	spun off to the DFS Plan
C1

Other than individuals described in A or any B above, and other than  an individual described in E1 below, a “Participant” in the Moore Wallace Component Plan whose benefit under that Component Plan is in pay status on August 1, 2016 with an Benefit Commencement Date before that date retained by the Bowne Plan

C2

Other than individuals described in A or any B above, a “Participant” in the Bowne Component Plan whose benefit under that Component Plan is in pay status on August 1, 2016 with an Benefit Commencement Date before that date retained by the Bowne Plan
D1	Other than individuals described in A or any B or C above, and other than an individual described in E1 below, a “Participant” in the RR Donnelley Component Plan	spun off to the LSC Plan
D2	Other than individuals described in A or any B or C above, and other than an individual described in E1 below, a “Participant” in the Moore Wallace Component Plan	spun off to the LSC Plan
D3	Other than individuals described in A or any B or C above, a “Participant” in the Bowne Component Plan	spun off to the LSC Plan
D4	Other than individuals described in A or any B or C above, and other than an individual described in E3 below, a “Participant” in the Banta Employees Component Plan	spun off to the LSC Plan
E1	Other than individuals described in A, any B, C2, D3 or D4 above, a “Participant” in the Haddon Component Plan	spun off to the DFS Plan
E2

Other than individuals described in A or any B, C or D above, and other than  an individual described in E3 below, a “Participant” in the Banta Book Group Component Plan, Banta Danbury Component Plan or Banta Specially Converting Component Plan

spun off to the DFS Plan
E3

Other than individuals described in A or any B, C or D above, a “Participant” in the Banta Employees Component Plan whose benefit under that Component Plan is in pay status on August 1, 2016 with an Benefit Commencement Date before that date spun off to the DFS Plan

Note:  For purposes of the preceding table, the following capitalized terms have the following meanings:

“RR Donnelley” means R. R. Donnelley & Sons Company and entities that are expected to be its subsidiaries immediately after as of the Distribution Effective Time (excluding LSC and DFS).

“LSC” means LSC Communications US, LLC and entities that are expected to be its subsidiaries immediately after the Distribution Effective Time.

“DFS” means Donnelley Financial, LLC and entities that are expected to be its subsidiaries immediately after the Distribution Effective Time.

An individual is an “Employee of RR Donnelley” if such individual was an Employee of the Controlled Group of R. R. Donnelley & Sons Company on August 1, 2016 and his last employment preceding the Distribution Effective Time is by RR Donnelley.

An individual is an “Employee of LSC” if such individual was an Employee of the Controlled Group of  R. R. Donnelley & Sons Company on August 1, 2016 and his last employment preceding the Distribution Effective Time is by LSC.

An individual is an “Employee of DFS” if such individual was an Employee of the Controlled Group of  R. R. Donnelley & Sons Company on August 1, 2016 and his last employment preceding the Distribution Effective Time is by DFS.

“Bowne Plan” means the Bowne Pension Plan.  Effective on the Effective Date, the Bowne Pension Plan is renamed the “RR Donnelley Pension Plan.”

“LSC Plan” means the LSC Pension Plan.

“DFS Plan” means the Donnelley Financial Pension Plan.

The “Controlled Group” of an entity (the “first entity”) consists of that first entity and every other entity that is (1) a corporation which is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as the first entity, (2) a trade or business (whether or not incorporated) under common control (within the meaning of section 414(c) of the Code) with the first entity, (3) any organization (whether or not incorporated) which is a member of an affiliated service group (within the meaning of section 414(m) of the Code) which includes the first entity, a corporation described in clause (1) of this sentence or a trade or business described in clause (2) of this sentence, or (4) any other entity which is required to be aggregated with the first entity pursuant to Regulations promulgated under section 414(o) of the Code.

“Distribution Effective Time” is the effective time of the distribution by R. R. Donnelley & Sons Company to its shareholders of the shares of common stock of Donnelley Financial Solutions, Inc. and LSC Communications, Inc., both of which are prior to such distribution wholly-owned subsidiaries of R. R. Donnelley & Sons Company.

For privacy reasons, the schedule accompanying this Exhibit E accompanies only non-public copies of this Exhibit E, the master of which is maintained in the Donnelley Financial corporate files under the following file name and path:

G:\Legal - Benefits\Donnelley Financial\Benefit Plans\SERP\DFS UnfSupPenPln\16-10-1\Plan\Plan Doc\16-10-1.DFS UnfSupPenPln.ExE.xlsx

Formerly Sidley # 217431059